                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          WHITNEY HOLDING CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                     LOGO OF WHITNEY HOLDING APPEARS HERE

March 10, 1995

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

  The Annual Meeting of Shareholders of Whitney Holding Corporation (the "Company") will be held on the eleventh floor, Pan-American Life Center, 601 Poydras Street, New Orleans, Louisiana, on Wednesday, April 26, 1995, at 10:30 a.m., for the purposes of considering and voting upon:

    1. Election of two directors to serve until the 1999 Annual Meeting and four directors to serve until the 2000 Annual Meeting, or until their successors are elected and qualified.

    2. Ratification of the selection of Arthur Andersen LLP as independent public accountants to audit the books of the Company and its subsidiaries for 1995.

    3. Such other business as may properly come before the meeting or any adjournments thereof.

  The close of business on March 1, 1995, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors.

                                          LOGO
                                          SIGNATURE OF JOSEPH S. SCHWERTZ, JR.
                                          APPEARS HERE
                                          JOSEPH S. SCHWERTZ, JR.
                                          Secretary
- --------------------------------------------------------------------------------
                 228 ST. CHARLES AVENUE, NEW ORLEANS, LA 70130

                             YOUR VOTE IS IMPORTANT

  Whether or not you expect to attend the meeting, please mark, date, sign and promptly return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. You may, of course, later revoke your proxy and vote in person.

                     LOGO OF WHITNEY HOLDING APPEARS HERE

                             228 ST. CHARLES AVENUE
                          NEW ORLEANS, LOUISIANA 70130

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The enclosed proxy is solicited by the Board of Directors of Whitney Holding Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on April 26, 1995 and at any adjournments thereof. If properly and timely completed and returned, the proxy will be voted in the manner you specify thereon. If no manner is specified, the proxy will be voted FOR election of the nominees for directors hereinafter named and FOR ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants.

  The proxy may be revoked by giving written notice of revocation to the Company's secretary or by filing a properly executed proxy of later date with the secretary at or before the meeting.

  The cost of soliciting proxies will be borne by the Company. Directors, officers and regular employees of the Company and its principal subsidiary, Whitney National Bank (the "Bank"), may solicit proxies by mail, telephone, telecopier and personal interview, but will not receive additional compensation therefor.

  All share and per-share figures in the Proxy Statement give effect to the three-for-two stock splits effective February 22, 1993 and November 29, 1993.

  This proxy statement and related materials will first be mailed to shareholders on or about March 10, 1995.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  Only shareholders of record as of the close of business on March 1, 1995 are entitled to notice of and to vote at the meeting. On that date, 14,740,686 shares of Common Stock (being the Company's only class of authorized stock) were outstanding. Each share is entitled to one vote.

  The following table provides information concerning the only shareholder known by the Company to be the beneficial owner (as determined in accordance with Rule 13d-3 of the Securities and Exchange Commission) of more than 5% of its outstanding stock as of March 1, 1995.

      NAME AND ADDRESS                            SHARES BENEFICIALLY PERCENT OF
      OF BENEFICIAL OWNER                              OWNED(1)         CLASS
      -------------------                         ------------------- ----------
      Estate of William G. Helis,................       999,930          6.78%
       a Louisiana partnership
       912 Whitney Building
       New Orleans, Louisiana 70130

- --------
(1) Includes direct and indirect ownership. Based on Amendment No. 1 to
    Schedule 13D dated December 31, 1990 as filed with the Securities and Exchange Commission. David A. Kerstein, an attorney, has shared voting and investment power with respect to the shares shown by virtue of his status as co-executor, co-administrator and co-trustee for, and under revocable delegations of authority given by, several successions, trusts and natural persons who in the aggregate have a 100% partnership interest, and under a revocable delegation of authority given by the partnership itself. Mr. Kerstein also has shared voting and investment power with respect to 93,773 shares owned by the Succession of William G. Helis, Jr., of which he serves as co-executor. Mr. Kerstein disclaims beneficial ownership of all such shares, which aggregates 7.42% of the Company's outstanding stock.

                             ELECTION OF DIRECTORS

  The Company's charter provides for a classified Board of Directors, composed of not less than five nor more than twenty-five persons, divided into five classes serving staggered five-year terms, with the exact number of directors to be fixed by the Board. By Board resolution, the number of directors has been set at sixteen, of whom six are to be elected this year. The Board nominates Joel B. Bullard, Jr., Angus R. Cooper, II, Robert E. Howson, John J. Kelly, William L. Marks and Warren K. Watters. Messrs. Bullard and Cooper were appointed in November, 1994, to fill two vacancies on an expanded Board, and pursuant to the Company's Charter, must stand for election by the shareholders at the 1995 Annual Meeting. They are nominated to a term expiring at the 1999 Annual Meeting and are expected to stand for re-election to a full five-year term at that time. Messrs. Howson, Kelly, Marks and Watters, who were elected at a prior shareholders meeting, are nominated to serve until the 2000 Annual Meeting. Should any of the nominees become unavailable for election, which is not anticipated, proxy holders may in their discretion vote for other nominees recommended by the Board.

  Directors will be elected by plurality of the votes actually cast. Abstentions and broker nonvotes will be disregarded.

  The following table includes information furnished by the respective nominees and directors with regard to their principal occupations for the last five years, directorships of other public companies and beneficial ownership of the Company's outstanding stock as of December 31, 1994, as well as the beneficial ownership of each of the named Executive Officers in the Summary Compensation Table (as determined in accordance with Rule 13d-3 of the Securities and Exchange Commission).

                                                                                 SHARES      PERCENT
                                                             DIRECTOR  TERM   BENEFICIALLY     OF
NAME AND AGE                     PRINCIPAL OCCUPATION         SINCE   EXPIRES   OWNED(1)      CLASS
- ------------                     --------------------        -------- ------- ------------   -------

NOMINEES FOR TERM EXPIRING 1999

Joel B. Bullard, Jr., 44  President, Joe Bullard Automotive    1994    1995      10,765(21)      *
                          Companies
Angus R. Cooper, II, 52   Chairman and Chief Executive         1994    1995      50,400(22)      *
                          Officer, Cooper/T. Smith Corp.
                          (stevedoring), Chipco, Inc.
                          (storage and loading of
                          woodchips), Chairman, Cooper
                          Farms (farming)
NOMINEES FOR TERM EXPIRING 2000
Robert E. Howson, 63      Chairman of the Board and Chief      1989    1995       1,375(20)      *
 (15)                     Executive Officer of McDermott
                          International, Inc. and of
                          McDermott Incorporated (marine
                          construction services and power
                          generation systems).
John J. Kelly, 60         President, Textron Marine Systems    1986    1995       3,478(20)      *
 (12)(16)                 (designs and builds advanced
                          technology vehicles and ships)
William L. Marks, 51      Chairman of the Board and Chief      1990    1995     150,990(8)    1.03
 (14)                     Executive Officer of Whitney
                          National Bank and the Company.
Warren K. Watters, 67     President, Reilly-Benton Company,    1986    1995       5,950(20)      *
 (12)(13)                 Inc. (fabrication and wholesale
                          distribution of marine and
                          commercial construction
                          materials)

                                                                                 SHARES         PERCENT
                                                             DIRECTOR  TERM   BENEFICIALLY        OF
NAME AND AGE                     PRINCIPAL OCCUPATION         SINCE   EXPIRES   OWNED(1)         CLASS
- ------------                     --------------------        -------- ------- -------------     -------

DIRECTORS WITH CONTINUING TERMS

Harry J. Blumenthal,      President, Blumenthal Print Works    1993    1999      13,075(2)(20)       *
 Jr., 49(12)              Inc. (textiles manufacturing)
James M. Cain, 61         Former Vice Chairman, Entergy        1987    1997       3,089(20)          *
 (12)(16)                 Corp., (utility holding company)
                          from February 1, 1991 to
                          September 1, 1993; former
                          Chairman of the Board and Chief
                          Executive Officer from 1988 to
                          1993 and former President,
                          Louisiana Power and Light Company
                          (electric utility); Director,
                          President and Chief Executive
                          Officer of New Orleans Public
                          Service, Inc. from 1978 to 1991,
                          and remaining a Director to
                          present; Director, Delchamps,
                          Inc.
Robert H. Crosby, Jr.,    Chairman of the Board and Chief      1972    1997       11,298(5)(20)      *
 74                       Executive Officer, Crosby Land &
 (12)(13)(15)             Resources (timberland holdings,
                          oil and gas production)
Richard B. Crowell, 56    Attorney, Crowell & Owens            1983    1997      153,016(6)(20)   1.05
 (16)
William A. Hines, 58      Chairman of the Board, Midland       1986    1996      150,150(7)(20)   1.03
 (12)                     Pipe Corporation (sale of
                          oilfield country tubular goods)
E. James Kock, Jr., 66    Former President: Bowie Lumber       1965    1998      142,294(3)(20)      *
 (12)(13)                 Associates, Downmans Associates,
                          Jeanerette Lumber & Shingle Co.,
                          Ltd. and White Castle Lumber &
                          Shingle Co., Ltd. (land and
                          timber holdings, and investments)
                          from 1965 to 1993.
R. King Milling, 54       President, Whitney National Bank     1979    1998       65,965(4)          *
 (14)                     and the Company
John G. Phillips, 72      Former Chairman of the Board and     1972    1998       4,525(20)          *
 (15)                     Chief Executive Officer, The
                          Louisiana Land and Exploration
                          Company (oil and gas exploration
                          and production)
John K. Roberts, Jr., 58  President and Chief Executive        1985    1997      107,100(9)(20)      *
 (12)(16)                 Officer, Pan-American Life
                          Insurance Company (markets and
                          services life, health and
                          retirement insurance); Director,
                          Pan-American Financial Services,
                          Inc.
W.P. Snyder III, 76       Director, H.J. Heinz Co. and         1965    1996     349,787(10)(20)   2.39
                          President and Director, The
                          Wilpen Group, Inc. (investments)

EXECUTIVE OFFICERS

Edward B. Grimball, 50    Executive Vice President and           --      --      38,000(17)          *
                          Chief Financial Officer
Kenneth A. Lawder, Jr.,   Executive Vice President               --      --      38,386(18)          *
 53
Joseph W. May, 49         Executive Vice President               --      --       8,500(19)          *
All 21 Directors and Executive Officers of
 the Whitney Holding Corporation as a group                                   1,582,180(11)      10.81

- --------
*  Less than 1%
(1) Ownership shown includes direct and indirect ownership and, unless otherwise noted, also includes sole investment and voting power with respect to reported holdings.
(2) Includes shared voting and investment power with respect to 7,425 shares owned by a member of Mr. Blumenthal's family, for which beneficial ownership is disclaimed.
(3) Includes 8,441 shares over which Mr. Kock holds a usufruct, 83,700 shares owned by two companies of which Mr. Kock is a director and shareholder and in which he has a beneficial interest, 4,307 shares owned by several trusts for the benefit of his children, for which he serves as trustee and for which beneficial ownership is disclaimed, and 19,324 shares owned by members of Mr. Kock's family, for which he disclaims beneficial ownership.
(4) Includes shared voting and investment power with respect to 2,767 shares owned by members of Mr. Milling's family. Also includes the following restricted and optioned shares granted pursuant to the Company's Long-Term Incentive Program: 14,250 shares of restricted stock; options on 9,000 shares of stock, which may be exercised at any time through June 22, 2003 at a price of $19.42 per share; and options on 6,000 shares of stock which may be exercised at any time through July 26, 2004 at a price of $28.00 per share. Also includes 1,924 shares of stock held for the benefit of Mr. Milling in the Company's 401(k) plan.
(5) Includes 450 shares owned by a member of Mr. Crosby's family and 6,750 shares owned by a partnership of which Mr. Crosby is an officer and a director and in which he has a beneficial interest. Also includes 23 shares owned by an investment club of which a member of Mr. Crosby's family is a member.
(6) Includes 56,553 shares owned by members of Mr. Crowell's family and family trusts, for which beneficial ownership is disclaimed.
(7) Includes 5,000 shares owned by a relative of Mr. Hines. Beneficial ownership is disclaimed.
(8) Includes the following restricted and optioned shares granted pursuant to the Company's Long-Term Incentive Program: 31,500 shares of restricted stock; options on 15,000 shares of stock, which may be exercised at any time through June 22, 2003 at a price of $19.42 per share; and options on 15,000 shares of stock which may be exercised at any time through July 26, 2004 at a price of $28.00 per share. Also includes options on 33,750 shares of stock which may be exercised at any time through February 28, 2000 at a price of $18.11 per share.
(9) Includes shared voting and investment power with respect to 95,550 shares owned by a company having an investment committee of which Mr. Roberts is a member.
(10) Includes shared investment and voting power with respect to 24,705 shares owned by a charitable trust of which Mr. Snyder is one of three co-trustees.
(11) Whitney National Bank serves as trustee of the Whitney National Bank Retirement Trust, which owns 239,555 shares (1.64%). An executive officer of the Company serves with other Bank employees on various Trust committees which make voting and investment decisions with respect to these shares. Such shares have been included only once in calculating the beneficial ownership of all officers and directors as a group.
(12) Member of the Bank's Executive Committee.
(13) Member of the Bank's Trust Committee.
(14) Ex officio member of the Bank's Executive and Trust Committees.
(15) Member of the Company's and the Bank's Compensation Committee.
(16) Member of the Bank's Audit Committee.
(17) Includes the following restricted and optioned shares granted pursuant to the Company's Long-Term Incentive Program: 9,500 shares of restricted stock; options on 13,400 shares of stock, which may be exercised at any time through May 27, 2002 at a price of $13.22 per share; options on 9,000 shares of stock which may be exercised at any time through June 22, 2003 at a price of $19.42 per share; and options of 6,000 shares of stock which may be exercised at any time through July 26, 2004 at a price of $28.00 per share.
(18) Includes the following restricted and optioned shares granted pursuant to the Company's Long-Term Incentive Program: 9,500 shares of restricted stock; options on 11,850 shares of stock, which may be exercised at any time through May 27, 2002 at a price of $13.22 per share; options on 9,000 shares of stock which may be exercised at any time through June 22, 2003 at a price of $19.42 per share; and options on 6,000 shares of stock which may be exercised at any time through July 26, 2004 at a price of $28.00 per share. Mr. Lawder's total also includes 315 shares held for the benefit of Mr. Lawder in the Company's 401(k) plan.
(19) Includes the following restricted and optioned shares granted pursuant to the Company's Long-Term Incentive program: 2,000 shares of restricted stock; and options on 6,000 shares of stock, which may be exercised at any time through July 26, 2004 at a price of $28.00 per share.
(20) Includes options to purchase 1,000 shares of common stock pursuant to the Directors' Compensation Plan at a price of $26.25 per share exercisable at any time through June 30, 2004.
(21) Includes 2,250 shares in a profit sharing trust, and 4,500 shares in family trusts, for which beneficial ownership is disclaimed.
(22) Includes 4,650 shares owned by spouse, for which beneficial ownership is disclaimed.

                       INFORMATION CONCERNING MANAGEMENT

  BOARD COMMITTEES. The Company has no standing audit committee or other committee performing similar functions. The Company and the Bank have Nominating Committees composed of Messrs. Cain, Kock and Watters. These Nominating Committees, whose functions and operating procedures have not yet been fully delineated, held one meeting during the year. The Company and the Bank also have a Compensation Committee consisting of Messrs. Crosby, Howson and Phillips, as discussed below.

  The Bank has an Audit Committee that functions primarily to evaluate the scope and results of internal audits, discuss with the independent auditors the plan and results of their audit, and review regulatory body reports. The committee, which meets quarterly, is composed of not less than three members who are appointed each meeting. Messrs. Cain, Crowell, Kelly and Roberts served as committee members during 1994.

  During 1994, the Board of Directors of the Company and the Bank each held 12 meetings. All directors other than Messrs. Hines and Snyder attended at least 75% of the aggregate number of meetings of the Company's and the Bank's Board of Directors and the committees (Audit, Compensation and Nominating) of the Company and Bank on which they served.

  COMPENSATION OF DIRECTORS. Although the Company did not compensate directors for attendance at its meetings during 1994, the Bank paid its non-officer directors annual fees of $10,000 and $500 for each day on which the director attended one or more board meetings, executive committee meetings, trust committee meetings, audit committee meetings or compensation committee meetings.

  In 1994, the Company's shareholders approved the Directors' Compensation Plan for the purpose of ensuring that each director who is not an employee of the Company or its subsidiaries acquires and maintains an appropriate equity interest in the Company through ownership of the Company's common stock. In addition, this plan amended and restated the Unfunded Plan of Deferred Compensation adopted in November, 1990. For each director, the plan provides for (a) the annual award of 150 shares of common stock, (b) the annual grant of 1,000 nonqualified stock options, and (c) the voluntary deferral of all or a portion of the stock award and/or the fees otherwise payable annually to the directors.

  Any deferred amounts are credited to an account maintained by the Company for the benefit of each director. The plan permits each director to allocate, from time to time, deferred amounts among an equity fund, a fixed income fund, a money market fund, and credits representing shares of the Company's common stock. Earnings and losses are periodically credited to each account based upon such investment allocations; however, there is no requirement that the Company actually acquire any asset subject to allocation by the director. The Company established a rabbi trust in connection with the funding of this account. Each year during the continuation of this plan, it is the Company's intent to contribute to this trust in order to fund its obligations thereunder.

  Benefits under the plan are distributed as of the date designated by each director, generally after the date the director ceases to serve as a member of the Board of Directors of the Company. Benefits are equal to the amount credited to a director's account at the time of distribution.

                             EXECUTIVE COMPENSATION

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors of Whitney Holding Corporation and Whitney National Bank is responsible for approving the salaries of the Executive Officers who are also directors of the Company as well as reviewing the compensation of the other Executive Officers. The Committee also has the responsibility to perform a more general review of the salaries of other officers, develop and administer executive compensation and benefit plans, and review and approve other employee benefit plans that may be appropriate for the Committee to consider. The Committee is composed of three independent, non-employee directors, of which one is elected Chairman. In conducting its business, the Committee met four times during 1994.

  Discussions, recommendations, and determinations of the Committee are made on the basis of an assessment of corporate performance and a review of supporting data, banking industry and peer standards, general marketplace data, and regional and national economic considerations. The Committee uses outside, independent benefits and compensation specialists and related outside surveys as the need for such arises.

  The Company's executive compensation program is designed to provide a competitive level of pay that rewards performance as well as enables the Bank to attract and retain qualified senior executives. Base pay is targeted at a level that is competitive with the overall banking industry and a group of peer banks. As presented in the Summary Compensation Table, in addition to base salary, the Executive Officers are participants in the Executive Compensation Plan (an annual incentive plan) and the Long-Term Incentive Program, both of which were established by the Committee in 1992. Executive agreements addressing issues of change in control were implemented in 1992 and revised in 1993.

  The Committee established the salary of Mr. William L. Marks, Chief Executive Officer of Whitney Holding Corporation and Whitney National Bank, at $550,000 effective July 1, 1994, an annualized increase of $50,000 or 10.0%.

  Executive Compensation Plan. The Executive Compensation Plan, which addresses incentive compensation, was developed to "optimize the profitability and growth of the Company and motivate certain officers, executive personnel, and other key employees of the Company through the award of compensation based on the attainment of stated performance objectives." These performance objectives for 1994 were primarily measured through return on equity (ROE) and return on assets (ROA) and were designed to enhance shareholder value and the overall financial strength of the Company. Further these measurements are compared against a defined peer group of high performing banks in the South Central United States to determine overall corporate performance as it relates to the plan. The Chief Executive Officer is measured on the fulfillment of these corporate objectives. Other executive officers, as well as other officers participating in the Executive Compensation Plan, are measured on a combination of these corporate objectives and individual objectives related to that executive's area of responsibility. All individual objectives support achieving the overall corporate goals.

  Incentive compensation awards in 1994 were predicated on the Company reaching a minimum threshold of performance. Upon attainment of that minimum threshold, the other measurements of performance, as noted in the preceding paragraph, were evaluated and the incentive compensation was computed accordingly. The Committee was responsible for this evaluation of corporate and individual performance and for making all awards under the plan, which included a total of $904,382 awarded to Messrs. Marks, Milling, Grimball, Lawder, and May as participants during fiscal 1994. Of this amount, $393,750 was awarded to Mr. Marks, which represents an amount equal to 75% of his salary.

  Long-Term Incentive Program. The Long-Term Incentive Program ("LTIP') was established "to increase shareholder value, to advance the interests of the Company, and to attract, retain, and motivate certain officers, executive personnel, and other key employees through the grant or award of stock-based incentive compensation." The LTIP, which was approved by vote of the shareholders of the Company in 1992, is administered by the Compensation Committee which designates the participants and grants any awards under the plan. The incentives available under the LTIP are:

    (1) stock options, which may be either non-statutory stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended;

    (2) restricted stock, shares of common stock subject to restrictions on transfer, forfeitability provisions or other limitations;

    (3) performance shares, shares of common stock which may be subject to the attainment of specified performance objectives; and

    (4) phantom shares, equity awards which are related to the value of shares of common stock.

  During 1994, awards of stock options and restricted stock were granted to the Chief Executive Officer and the other named Executive Officers, as detailed in the compensation tables shown herein, and certain other officers. In granting these awards, the Committee took particular note of management's progress over the past years toward correcting identified deficiencies, strengthening internal policies and procedures, and improving corporate profitability. In establishing the level of grants to the Chief Executive Officer, the Committee considered overall compensation data from banking industry sources and peer banks as well as the Committee's assessment of the Chief Executive Officer's current performance and the expectations of his future contributions to the Company's long-term performance goals. These same measures, along with the Chief Executive Officer's recommendations, were applied in awarding grants to the other officers.

  Executive Agreements. The Company and the Bank have entered into separate agreements with Messrs. Marks, Milling, Grimball, Lawder and May providing for compensation and severance benefits upon the termination of employment under certain circumstances following a change in control of the Company or the Bank.

  Generally, under the agreements, a change in control of the Company or the Bank will be deemed to have occurred if (i) any person acquires or becomes the beneficial owner of more than 20% of the Company's outstanding common stock without the approval of the Company's Board of Directors, (ii) the Federal Deposit Insurance Corporation or any other regulatory agency takes certain actions in connection with the reorganization or liquidation of the Bank, (iii) the Company or the Bank enters into a merger or consolidation, or sells all or substantially all of the stock or assets of the Bank, without the surviving or acquiring corporation agreeing to assume the obligations of the Company and the Bank under the agreements, or (iv) there is a change in the majority of the members of the Company's and the Bank's Board of Directors.

  Under each agreement, if the Company or the Bank terminates the employment of the officer without cause, or if the officer resigns during the three year period following a change in control as a result of a change or diminution of his duties, responsibilities, title, compensation, working conditions or general status with the Company or the Bank, he will be entitled to special severance benefits including, among other things, a sum equal to 300% of his annual salary, and substantially all of the amounts that are payable to him under the Company's and the Bank's employee and executive benefit plans.

  Other Responsibilities. The Committee reviews the provisions and scope of other employee benefit plans, such as the Retirement Plan and the Savings Plus Plan (formerly the Thrift Incentive Plan), and recommends to the Board of Directors any changes to such plans that it deems appropriate. (The Retirement Plan and the Savings Plus Plan are discussed elsewhere in this proxy statement.) In addition to the foregoing, the Committee also reviews any other matters with respect to the management of employee incentives, compensation and benefits, and if it believes that action by the Board of Directors may be suitable, the Committee makes recommendations concerning those matters to the Board.

  The Committee believes that the executive compensation policies and programs of the Company serve the best interest of its shareholders and that the combination of a sound base salary program, a competitive short-term incentive plan, and strong long-term incentives provides a foundation for the continued success of the Company.

                                        Compensation Committee of the Board of
                                         Directors
                                        Robert H. Crosby, Jr.
                                        Robert E. Howson
                                        John G. Phillips

                           SUMMARY COMPENSATION TABLE

  The following Summary Compensation Table sets forth information with respect to the Chief Executive Officer and the four most highly compensated Executive Officers of the Company and the Bank whose total annual salary and bonus for the fiscal year ending December 31, 1994 exceeded $100,000:

I. SUMMARY COMPENSATION TABLE

                                                           LONG-TERM COMPENSATION
                           ANNUAL COMPENSATION                   AWARDS(12)
                         ----------------------------- -------------------------------
                                                           RESTRICTED
                                                        STOCK AWARDS(14)
                                                       --------------------
                                                                             OPTIONS
       NAME AND                                                     DOLLAR  NUMBER OF   ALL OTHER
  PRINCIPAL POSITION     YEAR     SALARY     BONUS(11) SHARES(13)   VALUE   SHARES(13) COMPENSATION
  ------------------     ----    --------    --------- ----------  -------- ---------- ------------
William L. Marks.......  1994    $525,000    $393,750     9,000(3) $252,000   15,000     $ 4,613(6)
 Chairman & Chief        1993     500,000     366,500     9,000(4)  174,750   15,000       3,575
 Executive Officer       1992     458,333(1)  207,768    13,500(5)  178,500   22,500          --
R. King Milling........  1994    $375,000    $210,938     3,000(3) $ 84,000    6,000     $ 4,613(7)
 President               1993     375,000     210,450     4,500(4)   87,375    9,000       3,575
                         1992     390,625(1)  128,775     6,750(5)   89,250   13,500          --
Kenneth A. Lawder, Jr..  1994    $221,010    $124,318     2,000(3) $ 56,000    6,000     $ 4,613(8)
 Executive Vice
  President              1993     212,000     118,974     3,000(4)   58,250    9,000       3,450
                         1992     208,333(1)   68,680     4,500(5)   59,500   13,500      31,000
Edward B. Grimball.....  1994    $185,000    $ 84,813     2,000(3) $ 56,000    6,000     $ 4,422(9)
 Executive Vice
  President              1993     175,000      93,835     3,000(4)   58,250    9,000       2,245
 and Chief Financial
  Officer                1992     156,250(1)   51,510     4,500(5)   59,500   13,500          --
Joseph W. May..........  1994    $161,000    $ 90,563     2,000(3) $ 56,000    6,000     $94,301(10)
 Executive Vice
  President              1993(2)    8,513          --        --          --       --          --
                         1992          --          --        --          --       --          --

- --------
(1) The 1992 salaries include 25 semi-monthly pay periods instead of 24 pay periods as in subsequent years.
(2) Mr. May was employed by the Company effective December 13, 1993.
(3) Restricted stock vests July 27, 1999 upon completion of certain employment requirements. The grant was awarded July 27, 1994 and is valued at $28.00 per share, the market price on the award date.
(4) Restricted stock vests June 22, 1998 upon completion of certain employment requirements. The grant was awarded June 22, 1993 and is valued at $19.42 per share, the market price on the award date, after giving effect to the three-for-two stock split effective November 29, 1993.
(5) Restricted stock vests May 27, 1997 upon completion of certain employment requirements. The grant was awarded May 27, 1992, and is valued at $13.22 per share, the market price on the award date, after giving effect to the three-for-two stock splits effective February 22, 1993 and November 29, 1993.
(6) This represents $1,841 in imputed income for group term life insurance and $2,772 in matching contributions under the Savings Plus Plan.
(7) This represents $1,841 in inputed income for group term life insurance and $2,772 in matching contributions under the Savings Plus Plan.
(8) This represents $1,841 in imputed income for group term life insurance and $2,772 in matching contributions under the Savings Plus Plan.
(9) This represents $1,650 in inputed income for group term life insurance and $2,772 in matching contributions under the Savings Plus Plan.
(10) This represents $892 in inputed income for group term life insurance and $93,409 in relocation and recruitment incentives.

(11) All bonuses have been paid under the Executive Compensation Plan (annual incentive plan).
(12) All awards have been made under the Long-Term Incentive Program.
(13) The number of shares gives effect to the three-for-two stock splits on February 22, 1993 and November 29, 1993.
(14) The restricted shares shown in the table represent all restricted stock holdings of the named Executive Officers. The dollar values in the table were calculated using the market price of the Company's Common Stock on the date of award. The aggregate value of the restricted stock holdings for each named Executive Officer calculated using the market price of the Company's Common Stock as of December 31, 1994 were as follows: Mr. Marks, $685,125; Mr. Milling, $309,938; Mr. Grimball, $206,625; Mr. Lawder,
     $206,625; and Mr. May, $43,500. Dividends are paid in full on such restricted shares.

II. OPTION GRANTS TABLE

                             OPTION GRANTS IN 1994

                                                                         POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED ANNUAL
                                                                         RATES OF STOCK PRICE
                                                                        APPRECIATION FOR OPTION
                                       INDIVIDUAL GRANTS                         TERM
                          -------------------------------------------- --------------------------
                          NUMBER OF  % OF TOTAL
                          SECURITIES  OPTIONS
                          UNDERLYING GRANTED TO EXERCISE OR
                           OPTIONS   EMPLOYEES  BASE PRICE  EXPIRATION
          NAME             GRANTED    IN 1994   (PER SHARE)    DATE         5%           10%
          ----            ---------- ---------- ----------- ---------- ------------  ------------
William L. Marks........    15,000      20.7%     $28.00    7/26/2004      $264,100      $669,400
R. King Milling.........     6,000       8.3%      28.00    7/26/2004       105,700       267,800
Edward B. Grimball......     6,000       8.3%      28.00    7/26/2004       105,700       267,800
Kenneth A. Lawder, Jr...     6,000       8.3%      28.00    7/26/2004       105,700       267,800
Joseph W. May...........     6,000       8.3%      28.00    7/26/2004       105,700       267,800
Named Executive
 Officers' assumed value
 gained as a % of all
 shareholders' gains
  Officers..............                                                   $686,900    $1,740,600
  Shareholders..........                                               $257,703,000  $653,070,000
  % of gain pertaining
   to officers' options.                                                       0.27%         0.27%

III. OPTION EXERCISES AND YEAR-END VALUE TABLE(1)

         AGGREGATED OPTION EXERCISES IN 1994, AND YEAR-END OPTION VALUE

                                                      NUMBER OF
                                                     SECURITIES         VALUE OF
                                                     UNDERLYING        UNEXERCISED
                                                     UNEXERCISED      IN-THE-MONEY
                                                     OPTIONS AT        OPTIONS AT
                                                  DECEMBER 31, 1994 DECEMBER 31, 1994
                         SHARES ACQUIRED  VALUE   ----------------- -----------------
          NAME             ON EXERCISE   REALIZED  ALL EXERCISABLE   ALL EXERCISABLE
          ----           --------------- -------- ----------------- -----------------
William L. Marks........      7,537      $68,060       63,750           $157,800
R. King Milling.........      7,537       73,712       15,000             20,970
Edward B. Grimball......        100          953       28,400            136,125
Kenneth A. Lawder, Jr...         --           --       26,850            122,050
Joseph W. May...........         --           --        6,000                 --

- --------
(1) All figures in this table give effect to the three-for-two stock splits effective February 22, 1993 and November 29, 1993.

                               PERFORMANCE GRAPH

  The accompanying graph shows the comparative total economic return, including the reinvestment of cash dividends received and the effects of stock price appreciation or depreciation, of the Common Stock of the Company, of all U.S. common stocks listed on the NASDAQ system, and of the bank stocks of the KBW 50 Total Return Index, a proprietary bank stock index of Keefe, Bruyette & Woods, Inc., which tracks the returns of fifty large banking companies throughout the United States.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                    [Graph]

                             Whitney Holding                   NASDAQ Total
Measurement Period           Corporation       KBW 50 Total    Return Index
(Fiscal Year Covered)        Common Stock      Return Index    (U.S. Companies)
- ---------------------        ---------------   ------------    ---------------
Measurement Pt-1989          $100.00           $100.00         $100.00
FYE 1990                     $ 57.38           $106.24         $ 68.94
FYE 1991                     $ 53.67           $168.16         $110.63
FYE 1992                     $ 90.24           $214.27         $128.74
FYE 1993                     $130.85           $226.14         $146.89
FYE 1994                     $128.45           $214.61         $143.63

COMPANY PLANS

  The Company's Executive Officers, who are appointed annually, are participants in the Executive Compensation Plan, Long-Term Incentive Program, Retirement Plan and Savings Plus Plan and may elect to participate in the Deferred Compensation Plan. The Executive Compensation Plan and Long-Term Incentive Plan are described above under Executive Compensation.

  Retirement Plan. The Bank, in 1964, established a noncontributory, defined benefit retirement plan. The plan, as amended (the "Retirement Plan"), generally covers full-time employees of the Bank who are at least 21 years of age and complete certain additional eligibility requirements. In general, the monthly benefit payable under the Retirement Plan at normal retirement age is an amount based on final average monthly compensation and years of service at normal retirement age, reduced by a portion of the monthly Social Security amount payable at that age. Final average monthly compensation (which includes bonuses and overtime pay, also consists of those salaries and bonuses of Executive Officers set forth in the Summary Compensation Table, but excludes benefits or Company contributions under employee benefit plans) is calculated by averaging the highest successive five years of compensation during the ten years preceding normal retirement. Beginning in 1994, compensation in excess of $150,000 is disregarded. With certain exceptions, years of service include all periods of continuous service with the Bank. Benefits under the Retirement Plan are fully vested upon the completion of a stated period of service. The Retirement Plan was amended and restated in 1993, to, among other things, formally adopt a new benefit formula and to adopt a new vesting schedule, both as required under the Tax Reform Act of 1986. The maximum annual benefit payable under the Retirement Plan for 1994 is the lesser of $118,800 (a limitation imposed by the Internal Revenue Code) or 100% of average compensation (highest aggregate earnings averaged over three consecutive years).

  The following table shows the estimated annual benefits payable from the Retirement Plan upon retirement at age 65 to persons in specified compensation and years of service classifications, computed on a straight life annuity basis. The table does not indicate required deductions for Social Security benefits.

                               PENSION PLAN TABLE

         HIGHEST SUCCESSIVE
          FIVE-YEAR AVERAGE
            REMUNERATION
         ------------------
                                              CREDITED YEARS OF SERVICE
                                      ------------------------------------------
                                        15      20       25       30       35
                                      ------- ------- -------- -------- --------
 $125,000............................ $34,313 $45,750 $ 57,188 $ 68,625 $ 80,086
  150,000............................  41,175  54,900   68,625   82,350   96,075
  175,000............................  48,038  64,050   80,063   96,075  112,088
  200,000............................  54,900  73,200   91,500  109,800  115,641
  225,000............................  61,763  82,350  102,938  115,641  115,641

  Messrs. Marks, Milling, Grimball, Lawder and May had, respectively, 4, 10, 4, 3, and 1 years of service as of December 31, 1994.

  In 1984, the Bank adopted an Excess Benefit Retirement Plan which was intended to provide the benefits calculated under the Retirement Plan's formula, to the extent that the benefits were limited under certain specified provisions of the Internal Revenue Code. The Excess Benefit Retirement Plan was terminated effective January 1, 1993, with accrued benefits preserved for participants, of whom Mr. Milling was the only participating Executive Officer. The Company intends to replace the Excess Benefit Retirement Plan with another form of supplemental executive retirement plan.

  Savings Plus Plan. In 1952, the Bank established the Thrift Incentive Plan (a profit sharing plan) which permitted eligible employees with two years of service to become noncontributory participants. The last contribution made by the Bank to the Thrift Incentive Plan was in 1988.

  To the extent that the Internal Revenue Code limited annual allocations to individual participants in the Thrift Incentive Plan, the Bank's Excess Benefit Thrift Plan, adopted in 1984, supplemented the allocation under the Thrift Incentive Plan. The Excess Benefit Thrift Plan was terminated effective January 1, 1993, with no benefits accrued for any participant.

  The Thrift Incentive Plan was amended and restated in 1993, to, among other things, comply with the provisions of the Tax Reform Act of 1986 and to activate provisions permitted under Section 401(k) of the Internal Revenue Code. Concurrently, the Thrift Incentive Plan was renamed the Savings Plus Plan. The Savings Plus Plan generally provides that full-time employees of the Bank who have completed one year of service are eligible to participate. Participants may elect to contribute up to 10% of salary, subject to certain limitations; the Bank matches up to the first 3% of salary contributed on a dollar for dollar basis. Participants are provided with investment discretion over all contributions and may select from a variety of investment vehicles. In 1994, the Bank contributed $2,772 each on behalf of Messrs. Marks, Milling, Grimball and Lawder. Mr. May was not a participant in 1994.

  Deferred Compensation Plan. In 1993, the Company established a non-qualified deferred compensation plan. The Plan permits eligible officers to annually elect to defer up to 25% of base salary and all or part of bonuses paid under the Executive Compensation Plan. The Deferred Compensation Plan also permits the deferral of any disallowed employee contributions under the Savings Plus Plan. Participants are permitted to request that the Company invest the deferrals in a limited number of investment options. Deferral elections must be made prior to the calendar year in which the salary or bonus is earned. Distribution under the Deferred Compensation Plan must generally coincide with the attainment of retirement age and may take the form of a lump sum payment or a specified payment stream. Deferrals under this plan in 1994 for Messrs. Marks, Milling, Grimball, Lawder and May were $0, $52,734, $10,000, $0 and $22,641, respectively.

                              CERTAIN TRANSACTIONS

  The Bank has made, and expects to make in the future, loans in the ordinary course of business to directors and officers of the Company and the Bank, members of their immediate families, and their associates. Such loans have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

  Pan-American Life Insurance Company, of which John K. Roberts, Jr., a director of the Company, is President and Chief Executive Officer and a director, was paid $456,917.39 during 1994 for insurance premiums and administrative services rendered to the Company and the Bank.

               COMPLIANCE WITH SECTION 16 (A) OF THE EXCHANGE ACT

  Because Whitney Holding Corporation is a public company, its officers, directors and 10% beneficial shareholders are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's stock. Based upon its review of copies of forms and related documents furnished to the Company, management believes that all required filings by all such persons were timely made during 1994, except that Joel B. Bullard, Jr., a newly appointed director, and John C. Hope, III, a newly appointed executive officer, filed initial reports of ownership that inadvertently omitted some shares they (or their affiliates) had acquired in various transactions which occurred months or years prior to their affiliation with the Company. Appropriate amendments to these reports were filed after the date on which they were due.

                                  ACCOUNTANTS

  The shareholders will be asked to ratify the Board's selection of Arthur Andersen LLP as independent public accountants to audit the books of the Company and its subsidiaries for 1995. The firm has served as the Company's auditors since 1964. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions. If the selection is not ratified (abstentions and brokers non-votes will be disregarded), the appointment of other auditors will be considered by the Board.

                             SHAREHOLDER PROPOSALS

  In order for proposals of shareholders to be considered for inclusion in the proxy statement and proxy for the 1996 Annual Meeting of Shareholders, such proposals must be received at the Company's principal executive office no later than November 17, 1995.

                                 OTHER MATTERS

  The matters to be acted on at the Annual Meeting are set forth in the accompanying Notice. The Company knows of no other business to be presented at the meeting, but if other matters requiring a vote are properly presented at the meeting or any adjournments thereof, proxy holders will vote or abstain from voting thereon in accordance with their best judgment.

                                   By order of the Board of Directors.

                                   LOGO
                                   SIGNATURE OF WILLIAM L. MARKS APPEARS HERE
                                   William L. Marks,
                                   Chairman

                        [LOGO OF WHITNEY APPEARS HERE]

March 10, 1995

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

    The Annual Meeting of Shareholders of Whitney Holding Corporation (the "Company") will be held on the eleventh floor, Pan-American Life Center, 601 Poydras Street, New Orleans, Louisiana, on Wednesday, April 26, 1995, at 10:30 a.m., for the purposes of considering and voting upon:

        1. Election of two directors to serve until the 1999 Annual Meeting and four directors to serve until the 2000 Annual Meeting, or until their successors are elected and qualified.

        2. Ratification of the selection of Arthur Andersen LLP as independent public accountants to audit the books of the Company and its subsidiaries for 1995.

        3. Such other business as may properly come before the meeting or any adjournments thereof.

    The close of business on March 1, 1995, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the meeting.

                                      By order of the Board of Directors,

                            [Signature of Joseph S. Schwertz, Jr. appears here]

                                      JOSEPH S. SCHWERTZ, JR.
                                      Secretary

- -------------------------------------------------------------------------------
                228 St. Charles Avenue, New Orleans, LA 70130

                           (Detach Proxy Form Here)
- -------------------------------------------------------------------------------
   WHITNEY HOLDING CORPORATION           Solicited by the Board of Directors

       The undersigned hereby appoints Lloyd J. Abadie, Richard C. Hart and George J. Mayer, and each of them, proxies with full power of substitution, to represent and to vote all shares of Common Stock of Whitney Holding Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held on April 26, 1995 or any adjournments thereof (1) as hereinafter specified upon the proposals listed below and (2) in their discretion upon such other business as may properly come before the meeting.

P                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR                  P
                        ALL OF THE FOLLOWING PROPOSALS:
R                                                                              R
      1. Election of two directors to serve until the 1999 Annual Meeting
O        and four directors to serve until the 2000 Annual Meeting, or         O
         until their successors are elected and qualified.
X                                                                              X
         / / FOR all nominees listed           / / WITHHOLD authority to
Y            below (except as indicated            vote for all nominees       Y
             to the contrary below)                listed below

   Term expiring 1999: Messrs. Joel B. Bullard, Jr. and Angus R. Cooper, II

         Term expiring 2000: Messrs. Robert E. Howson, John J. Kelly,
                      William L. Marks, Warren K. Watters

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below).

- --------------------------------------------------------------------------------
                  (Continued And To Be Signed On Other Side).

                           (Detach Proxy Form Here)
- --------------------------------------------------------------------------------

      2. Ratification of the selection of Arthur Andersen LLP as independent public accountants for 1995.

                   / / FOR      / / AGAINST     / / ABSTAIN

         When properly executed and returned, this proxy will be voted in the manner specified thereon. If no manner is specified, the proxy will be voted FOR proposals 1 and 2.


                                          Date                         , 1995.
                                              -------------------------

                                          ------------------------------------
                                                SIGNATURE OF SHAREHOLDER

                                          NOTE: Please sign as your name appears
                                          hereon. If shares are held by joint
                                          tenants, both should sign. When
                                          signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give your full title as such.
                                          If a corporation, please sign in full
                                          corporate name by authorized officer.
                                          If a partnership, please sign in full
                                          partnership name by authorized
                                          person.